SHARE CONTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered on January 25, 2020 by and between Ryohei Uetaki, (the "Transferor") and World Scan Project, Inc., a Delaware corporation ( the "Transferee");

WHEREAS, the Transferor is the one hundred percent (100%) of record owner and holder of the issued and outstanding shares of the capital stock of World Scan Project Corporation, a Japan corporation, (“WSP Japan”) which the Transferor has issued capital stock of 300 shares of no par value common stock; and

WHEREAS, the Transferee desires to acquire from the Transferor and the Transferor desires to .transfer to the Transferee 300 shares of common stock of WSP Japan (the “WSP Japan’s Stock”) without consideration, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the transfer of the WSP Japan's Stock aforementioned, it is hereby agreed as follows:

1. TRANSFER. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Transferor shall convey, transfer, and deliver to the Transferee certificates representing the WSP Japan's Stock, and the Transferee shall acquire from the Transferor the WSP Japan's Stock without consideration. The closing of the transactions contemplated by this Agreement ("Closing") shall be held at Tokyo, Japan, on January 25, 2020, or such other place, date and time as the parties hereto may otherwise agree.

2. EFFECTIVE DATE. The effective date of this Agreement shall be January 25, 2020.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. The Transferor hereby warrants and represents:

(a) Organization and Standing. WSP Japan is a corporation duly organized, validly existing and in good standing under the laws of Japan and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock.

i. The Transferor is not a party to any agreement, written or oral, creating rights in respect to the WSP Japan's Stock in any third person or relating to the voting of the WSP Japan's Stock.

ii. Transferor is the lawful owner of the WSP Japan's Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR AND TRANSFEREE. The Transferor and the Transferee hereby represent and warrant that there has been no act or omission by the Transferor, the Transferee or WSP Japan which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Japan. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Tokyo, Japan. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

Transferor: Ryohei Uetaki

By: /s/ Ryohei Uetaki

Transferee: World Scan Project, Inc.

By: /s/ Ryohei Uetaki
President, CEO and Director